Exhibit 31.3
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, Jeffrey T. Hanson, certify that:
1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Griffin-American Healthcare REIT IV, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

December 11, 2018	By:	/s/ JEFFREY T. HANSON
Date		Jeffrey T. Hanson
Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)